UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

ASSEMBLY BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

99 Hudson Street, 5th Floor, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(646) 706-5208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 is being filed to furnish unaudited financial statements and pro forma financial information as required by Article 8-04 and Article 8-05 of Regulation S-X in connection with the transaction described in Item 2.01 of this Current Report on Form 8-K, originally filed on July 14, 2014.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
3.1*	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation of Ventrus Biosciences, Inc.

10.23*	Amendment dated July 11, 2014, to Employment Agreement, effective as of December 22, 2013 between Ventrus Biosciences, Inc. and Russell H. Ellison.

10.24*	Employment Agreement, dated July 11, 2014, between Ventrus Biosciences, Inc. and Derek A. Small.

10.25*	Employment Agreement, dated July 11, 2014, between Ventrus Biosciences, Inc. and Uri A. Lopatin.

10.26*	Employment Agreement, dated July 11, 2014, between Ventrus Biosciences, Inc. and Lee D. Arnold.

10.27*	Assembly Biosciences, Inc. 2014 Stock Incentive Plan (incorporated by reference to Appendix D to the definitive proxy statement on Schedule 14A filed on June 9, 2014).

23.1*	Consent of EisnerAmper LLP.

99.1*	Audited balance sheet of Assembly Pharmaceuticals, Inc. as of December 31, 2013, and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2013 and for the cumulative period from September 18, 2012 (inception) to December 31, 2013 (incorporated by reference to Appendix A to the definitive proxy statement on Schedule 14A filed on June 9, 2014).

99.2*	Press release dated July 14, 2014.

99.3	Unaudited condensed balance sheet of Assembly Pharmaceuticals, Inc. as of June 30, 2014, and the related condensed statements of operations and cash flows for the six months ended June 30, 2014.

99.4	Unaudited pro forma condensed combined balance sheet of Assembly Biosciences, Inc. and Assembly Pharmaceuticals, Inc. as of June 30, 2014, and the unaudited pro forma statements of operations for six months ended June 30, 2014 and the year ended December 31, 2013.

* Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSEMBLY BIOSCIENCES, INC.

Date: September 17, 2014	/s/ David J. Barrett
David J. Barrett, Chief Financial Officer

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